Exhibit 99.B(d)(28)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC
Dated December 4, 2018, as amended September 17, 2021, March 27, 2023, October 1, 2023 and January 1, 2026

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund
Small/Mid Cap Equity Fund
Small Cap II Fund
Large Cap Disciplined Equity Fund
Large Cap Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC
Dated December 4, 2018, as amended September 17, 2021, March 27, 2023, October 1, 2023 and January 1, 2026

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund and Large Cap Fund

Large Cap Disciplined Equity Fund	[REDACTED]
Large Cap Fund	[REDACTED]

Small Cap Fund, Small/Mid Cap Equity Fund and Small Cap II Fund

[REDACTED]

As of the effective date of this Schedule B the SMID Cap Dividend Growth Funds are as follows:

•	SEI Institutional Investments Trust Small Cap Fund;
•	SEI Institutional Investments Trust Small/Mid Cap Equity Fund;
•	SEI Institutional Investments Trust Small Cap II Fund;
•	SEI Institutional Managed Trust Small Cap Fund;
•	SEI Catholic Values Trust Catholic Values Equity Fund; and
•	SEI GMF the SEI U.S. Small Companies Fund.

SEI Investments Management Corporation		Copeland Capital Management, LLC

By:	/s/ James Smigiel	By:	/s/ Sofia A. Rosala

Name:	James Smigiel	Name:	Sofia A. Rosala

Title:	Chief Investment Officer	Title:	General Counsel and CCO

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